EXHIBIT 99.1

KORE Reports Third Quarter 2025 Results

Growth in Adjusted EBITDA, Connections and Free Cash Flow and an improvement in Net Loss

ATLANTA – November 12, 2025 – KORE Group Holdings, Inc. (NYSE: KORE) (“KORE” or the “Company”), the global pure-play Internet of Things (“IoT”) hyperscaler and provider of IoT Connectivity, Solutions and Analytics, today reported financial and operational results for the quarter and year-to-date period ended September 30, 2025.

Third Quarter 2025 Company Highlights

•Revenue was $68.7 million, roughly flat to the same period last year, while Total Connections1 increased to 20.5 million, up 9% from 18.8 million from the same period last year.

•Net Loss decreased to $12.7 million, an improvement of $6.7 million or 35% from the same period last year.

•Adjusted EBITDA increased to $14.5 million, up $1.5 million or 12% from the same period last year.

•Cash provided by operations was $1.1 million, flat to the same period last year.

•Free Cash Flow increased to negative $1.1 million, an improvement of $1.1 million from the same period last year.

“We delivered a solid quarter and are successfully executing our profitable growth strategy demonstrated by our growth in Total Connections, now totaling over 20.5 million, while increasing Adjusted EBITDA by 12%, as compared to the same period last year,” said Ron Totton, KORE’s President & CEO. “We have delivered our second quarter of sequential growth in Connectivity Revenue and are seeing strong Connectivity demand from our customers. We fully expect this trend to continue for the rest of 2025 and into 2026,” added Totton.

1 See “Key Operational Metrics” below for definitions.

KORE Group Holdings, Inc. Reports Third Quarter 2025 Earnings

The tables below summarize the Company’s revenue and specific key operational metrics:

	Three Months Ended September 30,
(in millions)	2025		2024
IoT Connectivity	$56.7	83%	$56.7	82%
IoT Solutions	11.9	17%	12.2	18%
Total Revenue	$68.7	100%	$68.9	100%

Period End Total Connections	20.5 million		18.8 million
Average Total Connections for the Period	20.4 million		18.6 million

	Nine Months Ended September 30,
(in millions)	2025		2024
IoT Connectivity	$166.7	79%	$170.4	80%
IoT Solutions	45.3	21%	42.4	20%
Total Revenue	$212.1	100%	$212.8	100%

Period End Total Connections	20.5 million		18.8 million
Average Total Connections for the Period	20.1 million		18.4 million

2025 Financial Update

On November 4, 2025, the Company announced that it had received a letter from Searchlight Capital Partners, L.P., on behalf of its affiliated investment funds (collectively, "Searchlight"), and Abry Partners, LLC, on behalf of its affiliated investment funds (collectively, "Abry"), to enter into discussions to acquire all of the outstanding shares of common stock (the "Common Stock") of the Company not already owned by Searchlight or Abry. In addition, KORE’s Board of Directors has formed a Special Committee to review, evaluate and negotiate a potential strategic transaction and any alternative thereto. The potential range and timing of outcomes from the strategic review process make it difficult to continue to provide an outlook that would meaningfully represent the range of expected outcomes. As a result, the Company is suspending guidance for the remainder of Fiscal Year 2025.

The Company reiterates that there can be no assurance that the strategic review will result in any transaction.

Conference Call Details

KORE management will hold a conference call today at 5:00 p.m. Eastern time (2:00 p.m. Pacific time) to discuss its financial results and business highlights. President and CEO Ron Totton and CFO Anthony Bellomo will host the call.

Webcast: Link

KORE Group Holdings, Inc. Reports Third Quarter 2025 Earnings
U.S. dial-in: (877) 407-3039
International dial-in: (215) 268-9922
Conference ID: 13756825

The conference call and a supplemental slide presentation to accompany management’s prepared remarks will be available via the webcast link and for download via the investor relations section of the Company’s website, ir.korewireless.com.

For the conference call, please dial in 5-10 minutes prior to the start time, and an operator will register your name and organization, or you may register here. If you have difficulty with the conference call, please contact KORE investor relations at (770) 280-0324. A replay of the conference call will be available approximately three hours after the conference call ends. It will remain on the investor relations section of the Company’s website for 90 days. An audio replay of the conference call may be accessed by calling (877)-660-6853 or (201)-612-7415 using access code 13756825.

About KORE

KORE is a pioneer, leader, and trusted advisor delivering mission-critical IoT solutions and services. We empower organizations of all sizes to improve operational and business results by simplifying the complexity of IoT. Our deep IoT knowledge and experience, global reach, purpose-built solutions, and deployment agility accelerate and materially impact our customers’ business outcomes. For more information, visit www.korewireless.com.

Non-GAAP Financial Measures

In addition to our results as determined in accordance with GAAP, we believe the following non-GAAP measures are useful in evaluating our operational performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing our operating performance.

EBITDA and Adjusted EBITDA

“EBITDA” is defined as net income (loss) before other non-operating expenses or income, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for unusual and other significant items that management views as distorting the operating results from period to period. Such adjustments may include stock-based compensation, integration and acquisition-related charges, tangible and intangible asset impairment charges, certain contingent liability reversals, transformation, and foreign currency transaction gains and losses. EBITDA and Adjusted EBITDA are intended as supplemental measures of our performance that are neither required by nor presented in accordance with GAAP. We believe that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies because all companies may not calculate Adjusted EBITDA in the same fashion.

KORE Group Holdings, Inc. Reports Third Quarter 2025 Earnings
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net loss to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate our business.

Free Cash Flow

Free Cash Flow is a non-GAAP measure defined as net cash provided by (used in) operating activities, reduced by net cash provided by (used in) investing activities, which primarily consist of capital expenditures (consisting of purchases of property and equipment), purchases of intangible assets and capitalization of internal use software. We believe Free Cash Flow is an important liquidity measure of the cash that is available for operational expenses, investments in our business, strategic acquisitions, and for certain other activities such as repaying debt obligations and stock repurchases. Free Cash Flow is a key financial indicator used by management. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. The use of Free Cash Flow as an analytical tool has limitations because it does not represent the residual cash flow available for discretionary expenditures. Because of these limitations, Free Cash Flow should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Non-GAAP Margin

Non-GAAP Margin is a non-GAAP measure defined as non-GAAP Gross Profit (“Non-GAAP Profit”) divided by revenue, expressed as a percentage. Non-GAAP Profit is a non-GAAP measure defined as gross profit excluding certain (i) inventory adjustments that may not be indicative of ongoing operations, (ii) depreciation and (iii) amortization.

Key Operational Metrics

KORE reviews a number of operational metrics to measure our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. The calculation of the key operational metrics discussed below may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

Number of Customer Connections

Our “Total Number of Connections” or “Total Connections” with respect to any financial period constitutes the total of all our IoT Connectivity services connections for such period, which includes the contribution of eSIMs but excludes certain connections where mobile carriers license our subscription management platform from us. The “Average Connections Count” with respect to any financial period is the simple average of the total connections for such period.

These metrics are the principal measures used by management to assess the growth of the business on a periodic basis, on a SIM and/or device-based perspective. We believe that investors also use these metrics for similar purposes.

Cautionary Note on Forward-Looking Statements

KORE Group Holdings, Inc. Reports Third Quarter 2025 Earnings
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “guidance,” “project,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding a potential acquisition of the Company’s common stock and alternatives thereto, expected financial and other risks, future operational performance and efficiency, expected revenue, Total Connections and Connectivity demand. These statements are based on various assumptions and on the current expectations of KORE’s management. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor or other person as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of KORE. These forward-looking statements are subject to a number of risks and uncertainties, including those set forth in the Risk Factors section in our most-recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; risks related to the rollout of KORE’s business and the timing of expected business milestones; risks relating to the integration of KORE’s acquired companies, changes in the assumptions underlying KORE’s expectations regarding its future business; our ability to negotiate and sign a definitive contract with a customer in our sales funnel; the effects of competition on KORE’s future business; and the outcome of judicial proceedings to which KORE is, or may become a party. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that KORE presently does not know or that KORE currently believes are immaterial that could also cause actual results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect KORE’s expectations, plans or forecasts of future events and views as of the date of this press release. KORE anticipates that subsequent events and developments will cause these assessments to change. However, while KORE may elect to update these forward-looking statements at some point in the future, KORE specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing KORE's assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

KORE Investor Contact:

Vik Vijayvergiya
Vice President, IR, Corporate Development and Strategy
vvijayvergiya@korewireless.com
(770) 280-0324

KORE Group Holdings, Inc. Reports Third Quarter 2025 Earnings
KORE GROUP HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net loss	$(12,707)	$(19,408)	$(44,493)	$(120,628)
Income tax benefit	(4,589)	(412)	(1,994)	(2,486)
Interest expense, net	13,382	13,059	39,288	38,349
Depreciation and amortization	13,700	14,214	41,187	42,243
EBITDA	9,786	7,453	33,988	(42,522)
Goodwill impairment	—	—	—	65,864
Change in fair value of warrant liability	72	337	(1,924)	(6,349)
Integration-related restructuring costs	4,029	5,574	15,695	14,262
Stock-based compensation	581	532	1,525	7,202
Foreign currency (gain) loss	194	(1,003)	(4,812)	1,199
Loss on sale of assets	—	—	1,115	—
Other (1)	(132)	93	105	(494)
Adjusted EBITDA	$14,530	$12,986	$45,692	$39,162

(1) “Other” adjustments are comprised of adjustments for certain indirect or non-income based taxes.

KORE Group Holdings, Inc. Reports Third Quarter 2025 Earnings
KORE GROUP HOLDINGS, INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Net cash provided by operating activities	$1,063	$1,176	$8,038	$7,066
Purchases of property and equipment	(184)	(203)	(1,593)	(1,944)
Additions to intangible assets	(2,009)	(3,190)	(5,642)	(10,233)
Proceeds from sale of assets	—	—	250	—
Free cash flow	$(1,130)	$(2,217)	$1,053	$(5,111)

KORE Group Holdings, Inc. Reports Third Quarter 2025 Earnings
KORE GROUP HOLDINGS, INC.
RECONCILIATION OF GROSS MARGIN TO NON-GAAP MARGIN
(UNAUDITED)

	Three Months Ended September 30,				Nine Months Ended September 30,
($ in thousands)	2025		2024		2025		2024
IoT Connectivity	$	%	$	%	$	%	$	%
Revenue	$56,747		$56,721		$166,745		$170,377
Cost of revenue, excluding depreciation and amortization	22,901		22,153		68,563		66,638
Depreciation and amortization in cost of revenue (1)	10,639		12,458		35,147		35,520
Gross Profit $ / Margin %	$23,207	40.9%	$22,110	39.0%	$63,035	37.8%	$68,219	40.0%

Exclude: Inventory adjustments	—		—		999		—
Exclude: Depreciation and amortization	10,639		12,458		35,147		35,520
Non-GAAP Profit $ / Non-GAAP Margin %	$33,846	59.6%	$34,568	60.9%	$99,181	59.5%	$103,739	60.9%

IoT Solutions
Revenue	$11,945		$12,199		$45,339		$42,386
Cost of revenue, excluding depreciation and amortization	7,842		8,566		27,112		27,539
Depreciation and amortization in cost of revenue (1)	1,364		1,345		4,300		3,230
Gross Profit $ / Margin %	$2,739	22.9%	$2,288	18.8%	$13,927	30.7%	$11,617	27.4%

Exclude: Inventory adjustments	—		886		313		886
Exclude: Depreciation and amortization	1,364		1,345		4,300		3,230
Non-GAAP Profit $ / Non-GAAP Margin %	$4,103	34.3%	$4,519	37.0%	$18,540	40.9%	$15,733	37.1%

Overall Gross Profit $ / Margin %	$25,946	37.8%	$24,398	35.4%	$76,962	36.3%	$79,836	37.5%
Non-GAAP Profit $ / Non-GAAP Margin %	$37,949	55.2%	$39,087	56.7%	$117,721	55.5%	$119,472	56.2%
(1) Depreciation and amortization as included in cost of revenue for GAAP. Separately shown for recalculation purposes.